UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 18, 2012
Date of Report (Date of earliest event reported)

Compass Minerals International, Inc.
 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31921	36-3972986
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer of Identification Number)

9900 West 109th Street
Suite 100
Overland Park, KS 66210	66210
(Address of Principal Executive Offices)	(Zip Code)

(913) 344-9200
 (Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2012, Compass Minerals International, Inc. and certain of its subsidiaries (collectively, the “Company”) entered into an Amendment and Restatement Agreement (the "Amendment Agreement") with certain lenders to amend and restate its senior secured credit facility. In connection with the amendment and restatement, amounts previously outstanding under the Company's three existing term loan trancheswere refinanced with the proceeds from a new term loan. The new $387 million term loan carries an interest rate of 1.75 percent over LIBOR and is scheduled to mature on May 18, 2017. The other material terms and conditions of the credit facility remain unchanged. This summary is qualified in its entirety by reference to the Amendment Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The disclosure contained in Item 1.01 is incorporated herein by reference. The press release regarding the Amendment Agreement providing for the new term loan is attached hereto as Exhibit 99.1. In accordance with General Instruction B.2. of Form 8-K, the information included in Item 7.01 of this report, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Document Description
Exhibit 10.1	Amendment and Restatement Agreement dated as of May 18, 2012
Exhibit 99.1	Press Release dated May 21, 2012 by Compass Minerals International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 24, 2012	COMPASS MINERALS INTERNATIONAL, INC.

	By:	/s/ Rodney L. Underdown
	Name:	Rodney L. Underdown
	Its:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description
Exhibit 10.1	Amendment and Restatement Agreement dated as of May 18, 2012
Exhibit 99.1	Press Release dated May 21, 2012 by Compass Minerals International, Inc.